UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2021 (May 11, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZGQ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on October 30, 2020 under the symbol HTZGQ.

Explanatory Note

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by Hertz Global Holdings, Inc. and The Hertz Corporation with the Securities and Exchange Commission on May 14, 2021, which inadvertently omitted Exhibit 99.1.

Item 7.01      Regulation FD Disclosure.

On May 22, 2020 (the “Petition Date”), Hertz Global Holdings, Inc. (the “Company”, “HGH” or “we”), The Hertz Corporation (“THC”) and certain of their direct and indirect subsidiaries in the U.S. and Canada (collectively the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions”) under chapter 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under the caption In re The Hertz Corporation, et al., Case No. 20-11218 (MFW). Additional information about the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court, is available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC (“Prime Clerk”), a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference and does not constitute part of this Current Report on Form 8-K.

The Debtors filed with the Bankruptcy Court a proposed joint chapter 11 plan of reorganization, dated as of March 1, 2021, and a related proposed disclosure statement. The Debtors subsequently filed with the Bankruptcy Court a proposed first amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, in each case dated as of March 29, 2021; a proposed second amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, in each case dated as of April 3, 2021; a proposed modified second amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, in each case dated as of April 10, 2021; a proposed second modified second amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, dated as of April 14, 2021 and April 15, 2021, respectively; a proposed third modified second amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, in each case dated as of April 16, 2021; and a proposed fourth modified second amended joint Chapter 11 plan of reorganization and a related proposed disclosure statement, in each case dated as of April 21, 2021, which disclosure statement the Debtors further updated on April 21, 2021. On April 22, 2021, after receiving approval from the Bankruptcy Court to solicit the Prior Plan (as defined below), the Debtors filed the solicitation version of the fourth modified second amended joint Chapter 11 plan of reorganization (the “Prior Plan”) and the solicitation version of the related disclosure statement (the “Solicitation Disclosure Statement”) in the form approved by the Bankruptcy Court. Thereafter, the Debtors commenced solicitation of the Prior Plan.

The Debtors filed a proposed Third Amended Joint Chapter 11 Plan of Reorganization of the Debtors, dated as of May 12, 2021, and submitted to the Bankruptcy Court for approval a related proposed supplement to the Solicitation Disclosure Statement, dated as of May 12, 2021. The Debtors filed with the Bankruptcy Court a proposed First Modified Third Amended Joint Chapter 11 Plan of Reorganization of the Debtors, dated as of May 13, 2021 (the “Proposed Plan”) and submitted to the Bankruptcy Court for approval a related proposed supplement, dated as of May 13, 2021 (the “Supplemental Disclosure”) to the Solicitation Disclosure Statement (the Solicitation Disclosure Statement as supplemented by the Supplemental Disclosure, subject to approval of the Bankruptcy Court, the “Disclosure Statement”). On May 12, 2021, the Company issued a press release announcing the successful bidder at the auction conducted to determine a plan sponsor, as disclosed in more detail below. A copy of the press release is furnished as Exhibit 99.1 to this current report and is hereby incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

As previously disclosed, on the Petition Date, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Code in the Bankruptcy Court, thereby commencing the Chapter 11 Cases for the Debtors. The cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 MFW.

The Supplemental Disclosure, which remains subject to approval of the Bankruptcy Court, describes (i) certain developments in the Chapter 11 Cases since the Bankruptcy Court approved the Solicitation Disclosure Statement at a hearing held on April 21, 2021 and entered an order to that effect on April 22, 2021, and (ii) certain changes reflected in the Proposed Plan relative to the Prior Plan. The Disclosure Statement describes, among other things, the events leading to the Chapter 11 Cases; the Debtors’ contemplated financial restructuring (the “Restructuring”); the Proposed Plan; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the solicitation of votes to approve the Proposed Plan from certain of the Debtors’ stakeholders; certain risk factors related to the Proposed Plan; certain tax considerations; and certain other aspects of the Restructuring. The Proposed Plan is now subject to a vote by those of the Debtors’ stakeholders entitled to vote thereon and a subsequent confirmation hearing of the Bankruptcy Court, currently scheduled for June 10, 2021. In addition to approval by the Bankruptcy Court, consummation of the Proposed Plan remains subject to the satisfaction of other conditions as set forth therein.

The Auction

In light of the continued interest from two alternative potential plan sponsorship groups, on April 28, 2021 the Bankruptcy Court entered an order (the “Bidding Procedures Order”) that, among other things, established bidding and auction procedures relating to the submission of alternative plan proposals (the “Auction”). The two potential plan sponsorship groups were (1) the sponsors of the Prior Plan, consisting of Centerbridge Partners, L.P., Warburg Pincus LLC, and Dundon Capital Partners, LLC and certain of their respective affiliates (collectively, the “PE Sponsors”) and certain holders of over 85% of the Debtors’ unsecured notes (the “Supporting Noteholders,” and together with the PE Sponsors the “Prior Plan Sponsors”), and (2) the sponsors of the current Proposed Plan, consisting of Certares Opportunities LLC (“Certares”), Knighthead Capital Management, LLC (“Knighthead”), one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by Apollo Capital Management, L.P. or its affiliates (collectively, “Apollo”), and certain of their affiliates (together with Certares, Knighthead, and Apollo, the “Proposed Plan Sponsors”).

In accordance with the Bidding Procedures Order, the Debtors received a plan proposal from the Proposed Plan Sponsors on May 2, 2021. On May 4, 2021, the Board of Directors of each of the Debtors concluded that the May 2, 2021 proposal was a “Superior Transaction.” The Debtors provided notice of such determination to the Prior Plan Sponsors. On May 7, 2021, the Prior Plan Sponsors notified the Debtors of their intention to make a counterproposal to the Proposed Plan Sponsors’ May 2, 2021 proposal. Accordingly, the Debtors proceeded with the Auction in accordance with the Bidding Procedures Order. At the conclusion of the Auction on May 11, 2021, the Debtors determined that the best and final proposal submitted by the Proposed Plan Sponsors rendered them the “Successful Bidder” (as such term is defined in the Bidding Procedures Order). The Debtors notified the Bankruptcy Court of such determination and submitted the Supplemental Disclosure to the Bankruptcy Court for approval. A hearing before the Bankruptcy Court to approve the results of the Auction along with the Supplemental Disclosure is scheduled to be conducted on May 14, 2021.

The Best and Final Proposal from the Prior Plan Sponsor

During the Auction, the Prior Plan Sponsors submitted to the Debtors several proposals to sponsor a plan of reorganization for the Debtors and, ultimately, a “best and final” proposal (the “Prior Plan Sponsors’ Best and Final Proposal”). The Prior Plan Sponsors’ Best and Final Proposal improved upon their proposal embodied in the Prior Plan, and included the following material elements:

•	The Prior Plan Sponsors proposed to fund the Prior Plan Sponsors’ Best and Final Proposal as follows:

o	Approximately $705 million from the purchase of common stock in the reorganized Company by the Prior Plan Sponsors at a per share price based on a discount to the equity value of the Prior Plan Sponsors’ Best and Final Proposal;

o	$1.623 billion from the purchase of common stock (at the same purchase price for the common stock to be purchased by the Prior Plan Sponsors, i.e., at a discount to the equity value of the Prior Plan Sponsors’ Best and Final Proposal) pursuant to the rights offering, which the Prior Plan Sponsors had committed to ensure would have been fully funded pursuant to the terms of the prior Equity Purchase and Commitment Agreement with certain of the Prior Plan Sponsors dated as of April 3, 2021 (the “Prior EPCA”);

o	$385 million from the purchase of convertible preferred stock by Centerbridge Partners, L.P. and Warburg Pincus LLC,

▪	which preferred stock (a) would have a dividend compounded quarterly at 3% per annum for the first three years after issuance, payable in kind, (b) would have had a conversion price based on a pre-conversion equity valuation of $4.942 billion, (c) would not have been redeemable for the first three years (except in connection with certain change of control transactions), (d) would have generally voted on an as-converted basis with shares of common stock, and (e) would have been mandatorily convertible after the first anniversary of issuance based on a volume weighted average trading price formula; and

o	$1.3 billion in proceeds from the anticipated new exit term loan facility.

•	Pursuant to the Prior Plan Sponsors’ Best and Final Proposal, such cash proceeds would have been used, in part, to provide the following distributions to the Company’s stakeholders:

o	allowed administrative, priority and secured claims would have been paid in cash in full;

o	the holders of claims with respect to the unsecured senior notes and holders of claims with respect to the letter of credit facility provided pursuant to the ALOC Credit Agreement, dated as of December 13, 2019, by and among Hertz, the lenders party thereto, and Goldman Sachs Mortgage Company, as administrative agent and issuing lender (together with the senior notes, the “Unsecured Funded Debt”) which were allowed would have received approximately 47.1% of the common stock in the reorganized Company and subscription rights for the rights offering;

o	the holders of the Company’s €725 million European vehicle debt would have been paid in cash in full;

o	each holder of an allowed general unsecured claim would have received cash payments of the greater of (i) its pro rata share of $550 million in the aggregate up to 100% of the allowed amount of such general unsecured claim and (ii) eighty-two percent (82%) of the allowed amount of such general unsecured claim; and

•	Pursuant to the Prior Plan Sponsors’ Best and Final Proposal, the Company’s existing equity would have been cancelled and existing equity holders would have received their pro rata share of (i) new ten-year warrants to purchase, in the aggregate, 14% of the reorganized Company’s common stock, subject to certain conditions, with an exercise price to be determined based on an equity value of the Company of $8 billion, (ii) cash of $175 million and (iii) $250 million of cumulative perpetual non-convertible preferred stock with a dividend rate of 7.25%.

The Proposed Plan

During the Auction, the Proposed Plan Sponsors submitted the Proposed Plan to the Debtors, along with related transaction documents (the “Transaction Documents”). Pursuant to the Proposed Plan and the Transaction Documents:

•	The Proposed Plan will be funded as follows:

o	$2.781 billion from the direct purchase of common stock in the reorganized Company by certain affiliates of the Proposed Plan Sponsors and certain other parties that have committed to purchase such common stock, pursuant to a new equity purchase and commitment agreement included in the Transaction Documents;

o	$1.635 billion from the purchase of stock pursuant to a common equity rights offering (the “Rights Offering”) which certain of the Proposed Plan Sponsors and other third parties have committed to ensure is fully subscribed pursuant to the Transaction Documents;

o	$1.500 billion of preferred stock in the reorganized Company to be purchased by Apollo or other purchasers arranged by Apollo; and

o	$1.300 billion in proceeds from the anticipated new exit term loan facility.

•	The funds generated by these transactions will be used, in part, to provide the following distributions to holders of allowed claims:

o	allowed administrative, priority and secured claims will be paid in cash in full;

o	the holders of allowed Unsecured Funded Debt claims will be paid in cash in full;

o	the holders of the Company’s €725 million European vehicle debt will be paid in cash in full; and

o	the holders of allowed general unsecured claims will be paid in cash in full or have their claims reinstated.

•	Holders of existing stock will receive, in the aggregate, their pro rata share of (i) $239 million in cash (approximately $1.53 per share); (ii) common stock representing 3% of the shares of the reorganized Company (subject to dilution for warrants and a new management incentive plan); and (iii) either (a) a distribution of 30-year warrants for 18% of the shares of common stock of the reorganized Company (subject to dilution by the issuance of shares pursuant to a new management incentive plan) with a strike price based on a total equity value of $6.5 billion, or (b) the opportunity, for eligible stockholders, to subscribe for shares of common stock in the Rights Offering for approximately 35% of the shares of common stock of the reorganized Company (subject to dilution by the issuance of shares pursuant to warrants and a new management incentive plan).

The subscription rights to participate in the Rights Offering proposed to be provided pursuant to the Proposed Plan and Transaction Documents would offer eligible existing equity holders the right to purchase common stock at a per share price based on an equity value of approximately $4.7 billion. The Proposed Plan Sponsors’ commitment to directly purchase common stock of the reorganized Company is at the same per share price offered pursuant to the Rights Offering (i.e., at approximately $4.7 billion), but the parties providing a backstop to the Rights Offering are entitled to a 10% backstop premium paid in common stock at the same valuation. Any subscription rights to participate in the Rights Offering not exercised by eligible existing equity holders will be made available to eligible holders of Unsecured Funded Debt claims on a pro rata basis as set forth in the Proposed Plan.

The preferred stock to be issued and purchased pursuant to the Proposed Plan would be issued at a 2% discount to stated value. Dividends on the preferred stock would be paid in cash as and if declared by the board of directors of the reorganized Company. Any portion of the dividends not paid in cash would automatically accrete to and increase the stated value of the preferred stock. Any failure to pay dividends in cash after the 42 month anniversary of issuance would be a “non-compliance event” subject to the provisions described in the term sheet for the preferred stock which can be found as Exhibit 99.2 to this Form 8-K. The applicable dividend rate would be as follows:

•	prior to the second anniversary of issuance, 9% per annum;

•	after the second anniversary of issuance and on or prior to the third anniversary of issuance, for any portion paid in cash, 7% per annum and for any portion paid as a compounded dividend, 9% per annum;

•	after the third anniversary of issuance and on or prior to the 42 month anniversary of issuance, for any portion paid in cash, 8% per annum and for any portion paid as a compounded dividend, 10% per annum;

•	after the 42 month anniversary of issuance and on or prior to the four year anniversary of issuance, 9% per annum;

•	after the fourth anniversary of issuance and on or prior to the 54 month anniversary of issuance, 10% per annum;

•	after the 54 month anniversary of issuance and on or prior to the five year anniversary of issuance, 11% per annum;

•	after the fifth anniversary of issuance an amount equal to the sum of (a) 13% per annum and (b) the product of (x) 2% per annum multiplied by (y) the number of whole years elapsed since the fifth anniversary of issuance; and

•	an additional 6% per annum step up when funded corporate indebtedness exceeds $3.3 billion.

The preferred stock would be redeemable by the reorganized Company at any time at the greater of 100% of its accrued value and an amount necessary to generate a 1.3 times multiple on invested capital. This description of the terms of the preferred stock is not complete and is qualified in its entirety by reference to the term sheet for the preferred stock, which can be found as Exhibit 99.2 to this Form 8-K.

If the Bankruptcy Court approves of the Transaction Documents reflecting the Proposed Plan, the Company intends to terminate the Prior EPCA and enter into the Transaction Documents with the Proposed Plan Sponsors. The Prior EPCA provides that if it is terminated, the Debtors would be obligated following the Effective Date of the Proposed Plan to pay the Prior Plan Sponsors a Termination Payment in the amount of $77,200,000 plus certain expenses pursuant to the terms of the Prior EPCA, as approved by the Bankruptcy Court on April 22, 2021 (the “EPCA Approval Order”).

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Proposed Plan. Information contained in the Proposed Plan, the Disclosure Statement, or described in this Current Report on Form 8-K is subject to change, whether as a result of additional amendments or supplements to the Proposed Plan or Disclosure Statement or otherwise. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity and potential financing sources; the bankruptcy process; our ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of Chapter 11 on the interests of various constituents; and the ability to confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 26, 2021, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Item 9.01      Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Press Release, dated May 12, 2021

99.2	Preferred Stock Term Sheet (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on May 7, 2021).

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date:  May 14, 2021